HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE
News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:    Charlie Stack, (336) 519-4710
HANESBRANDS INITIATES REGULAR QUARTERLY DIVIDEND

Company Also Announces Preliminary Financial Results for the First Quarter 2013 and Reaffirms 2013 Guidance in Advance of Investor Meeting Webcast Today

WINSTON-SALEM, N.C. (April 4, 2013) – HanesBrands (NYSE: HBI), a leading marketer of everyday branded basic apparel, today announced that its Board of Directors has initiated a quarterly dividend as part of the company’s cash deployment strategy to drive additional shareholder value.

The Board authorized the regular quarterly dividend of $0.20 per share to be paid June 3, 2013, for stockholders of record at the close of business on May 20, 2013. The quarterly dividend is the first for Hanes since its spinoff as an independent public company in 2006.

“Initiating a quarterly dividend is a substantial company milestone made possible by strong strategic execution, successful debt reduction and cash-flow generation, and margin-improvement prospects,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “With our successful track record and long-term outlook, the Board decided it was time to institute a regular quarterly dividend.”

In conjunction with the dividend authorization disclosure and in advance of today’s previously scheduled investor meeting, the company decided to announce preliminary financial results for the first quarter ended March 30, 2013, and reaffirm full-year guidance for net sales, operating profit, earnings per diluted share and free cash flow.

The company expects to report first-quarter net sales of approximately $945 million; operating profit of $82 million to $85 million; and EPS of $0.48 to $0.51. Hanes will release final first-quarter financial results at the close of trading on the New York Stock Exchange Tuesday, April 23, 2013.

Net sales for the first quarter were hampered by a sluggish retail environment as a result of delayed income tax returns and inclement weather compared with an early spring a year ago. However, the quarter’s operating profit margin will expand significantly, benefitting from the company’s Innovate-to-Elevate margin-enhancement initiatives built on strong brands, a low-cost supply chain, and innovation platforms.

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For the full year, Hanes reaffirmed all of its 2013 guidance issued Feb. 5, 2013, including expectations for net sales of approximately $4.6 billion; operating profit of $500 million to $550 million; EPS of $3.25 to $3.40; and free cash flow of approximately $350 million to $450 million.

Investor Meeting Webcast Information

Later today, Hanes will provide a live webcast of its previously planned investor meeting to review business strategies and goals for registered participants in Las Vegas. The live Internet broadcast, which will include audio and slides, will begin at 3 p.m. PDT (6 p.m. EDT) and is expected to last up to approximately one hour. The live webcast and an archived replay may be accessed from the home page or the investors section of the HanesBrands corporate website, www.HanesBrands.com.

Note on Non-GAAP Terms and Definitions

Free cash flow is not a generally accepted accounting principle (GAAP) measure. Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance.

For 2013 guidance, net cash provided by operating activities is expected to be approximately $400 million to $500 million and net capital expenditures are expected to be approximately $50 million, resulting in expectations for non-GAAP free cash flow of approximately $350 million to $450 million.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding preliminary quarterly results as well as guidance as to future performance. These and other forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: current economic conditions, including consumer spending levels and the price elasticity of our products; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the highly competitive and evolving nature of the industry in which we compete; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply-chain sources, such as political instability and acts of war or terrorism, natural disasters, disruption of markets,

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operational disruptions, changes in import and export laws, currency restrictions and currency exchange rate fluctuations; the impact of the loss of one or more of our suppliers of finished goods or raw materials; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; our ability to continue to effectively distribute our products through our distribution network; the risk of significant fluctuations in foreign currency exchange rates; the impact of customers requiring products on an exclusive basis or other forms of economic support; our ability to accurately forecast demand for our products; increasing pressure on margins; our ability to keep pace with changing consumer preferences; the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach; our ability to protect our reputation and brand images; our ability to protect our trademarks, copyrights and patents; risks associated with our indebtedness, such as our debt service requirements, the financial ratios our debt instruments require us to maintain and restrictions on our operating and financial flexibility; market returns on the plan assets of our pension plans; the impact of a significant decline in the fair value of the intangible assets and goodwill on our balance sheet; unanticipated changes in our tax rates or exposure to additional income tax liabilities or a change in our ability to realize deferred tax benefits; our ability to comply with environmental and other laws and regulations; legal, regulatory, political and economic risks associated with our operations in international markets; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; our ability to attract and retain key personnel; our ability to integrate and grow acquisitions successfully; anti-takeover provisions our charter and bylaws, as well as Maryland law and our stockholder rights agreement; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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